Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Golub Capital Private Credit Fund (the “Company”), for the annual period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David B. Golub and Christopher C. Ericson, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 2, 2026	/s/ David B. Golub
David B. Golub Chief Executive Officer (Principal Executive Officer)

/s/ Christopher C. Ericson
Christopher C. Ericson Chief Financial Officer (Principal Financial Officer)

* The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.